SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                         Date of report: August 12, 2005


                         Ventures-National Incorporated
             (Exact Name of Registrant as Specified in its Charter)

         Utah                        000-32847                87-0433444
  (State of Incorporation)   (Commission File Number)     (IRS Employer ID)


                        44358 Old Warm Springs Boulevard
                            Fremont, California 94538
                    (Address of principle executive offices)


                                 (510) 824-1200
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Form 8-K/A is being filed as an amendment to the Form 8-K that was filed by Ventures-National Incorporated (the "Company") related to events which occurred on August 12, 2005. The only portion of such Form 8-K being amended is to include the filing of financial statements required to be filed thereunder.

Item 9.01    Financial Statements and Exhibits

(a)      Financial Statements of Businesses Acquired
(b)      Pro Forma Financial Information



Exhibit
 Number        Description
--------------------------------------------------------------------------------

4.1 Certificate of Designation for the Series A Cumulative Convertible Preferred Stock of Oblio Telecom, Inc. defining te rights of the holders of the Preferred Stock of Oblio Telecom, Inc.Credit Agreement dated August 12, 2005, between Oblio Telecom, Inc., Pinless, Inc. and CapitalSource Finance LLC (1)

10.1 Asset Purchase Agreement dated July 28, 2005 among Farwell Equity Partners, Oblio Telecom, Inc., Oblio Telecom L.L.P., Sammy Jibrin and Radu Achiriloaie(2)

10.2 Stock Purchase Agreement dated August 12, 2005 between the Company and Farwell Equity Partners (1)

10.3 Employment Agreement dated August 12, 2005, between Oblio Telecom, Inc. and Radu Achiriloaie, (1)

10.4 Employment Agreement dated August 12, 2005, between Oblio Telecom, Inc. and Sammy Jibrin (1)

10.5 Agreement, dated August 12, 2005, between the Company and Laurus Master Fund, Ltd.(1)

10.6 Credit and Security Agreement dated as of August 12, 2005 between Oblio Telecom, Pinless, Inc. and CapitalSource Finance LLC (1)

99.1 Fairness Opinion dated August 8, 2005, issued by vFinance Investments, Inc. (1)

99.2           Press Release dated August 12, 2005 (1)

99.3           Press Release dated August 12, 2005 (1)
----------
(1) Previously filed.
(2) Incorporated by reference to the Company's Current Report on Form 8-K filed August 1, 2005

                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                         VENTURES-NATIONAL INCORPORATED

                                         By:/s/ Daniel D. Guimond
                                            ---------------------
                                            Daniel D. Guimond
                                            Chief Financial Officer



Date:  September 19, 2005

Item 9.01 (a)


FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

Oblio  Telecom,  LLP

Independent  Registered  Public  Accounting  Firm's Report

Balance Sheets as of June 30, 2005 (unaudited) and December 31, 2004, 2003 and 2002

Statements of Income for the six months ended June 30, 2005 (unaudited) and the calendar years ended December 31, 2004, 2003 and 2002

Statements of Shareholder's Equity for the six months ended June 30, 2005 (unaudited) and the calendar years ended December 31, 2004, 2003 and 2002

Statements of Cash Flows for the six months ended June 30, 2005 (unaudited) and the calendar years ended December 31, 2004, 2003 and 2002

Notes to Financial Statements

 KBA                Certified
                    Public
                    Accountants

GROUP LLP



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------


To the Partners of
Oblio Telecom L.L.P.

We have audited the accompanying balance sheets of Oblio Telecom L.L.P. ("the Company") as of December 31, 2004, 2003 and 2002 and the related statements of income, equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oblio Telecom L.L.P. as of December 31, 2004, 2003 and 2002 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.




KBA GROUP L.L.P.
----------------
KBA GROUP L.L.P.
Dallas, Texas
June 15, 2005


                                                   14241 Dallas Parkway, Suite
                                                   200 Dallas, Texas 75254
                                                   Phone 972.702.8262
                                                   Fax 972.702.0673
                                                   www.kbagroupllp.com

                              OBLIO TELECOM L.L.P.

                                 BALANCE SHEETS
                        December 31, 2004, 2003 and 2002


                                     ASSETS
                                                                June 30,
                                                                  2005
                                                              (Unaudited)      2004          2003          2002
                                                              -----------   -----------   -----------  ------------
CURRENT ASSETS
  Cash and cash equivalents                                   $ 1,905,129   $ 5,171,859   $ 3,623,704  $          _
  Available for sale securities                                 8,325,000     8,700,000     7,000,000    15,000,000
  Accounts receivable                                           5,841,152     7,755,588     8,231,604     6,178,871
  Inventory                                                        90,768        34,618       255,774       433,820
  Prepaid expenses                                                  5,338         5,338        11,038         5,338
                                                              -----------   -----------   -----------  ------------
    Total current assets                                       16,167,387    21,667,403    19,122,120    21,618,030
                                                              -----------   -----------   -----------  ------------

Property and equipment, net of accumulated depreciation
  of $109,793, $105,263, $96,080, and $79,360, respectively        14,401        16,703        20,824        27,800
                                                              -----------   -----------   -----------  ------------

OTHER ASSETS
  Other                                                            34,009        17,209           -
  Due from related party                                          207,452       193,826       104,301             -
                                                              -----------   -----------   -----------  ------------
    Total other assets                                            241,461       211,035       104,301             -
                                                              -----------   -----------   -----------  ------------

TOTAL ASSETS                                                  $16,423,249   $21,895,141   $19,247,245   $21,645,830
                                                              ===========   ===========   ===========  ============



                             LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable                                              $ 8,437,274   $11,433,911   $14,830,569   $13,447,241
Accrued liabilities                                                     -        82,500       626,513       707,835
                                                              -----------   -----------   -----------  ------------
    Total current liabilities                                   8,437,274    11,516,411    15,457,082    14,155,076

OWNERS' EQUITY
Common Stock                                                            -             -             -         1,000
Retained earnings                                                       -             -             -     7,489,754
Partners' capital                                               7,985,975    10,378,730     3,790,163             -
                                                              -----------   -----------   -----------  ------------
    Total equity                                                7,985,975    10,378,730     3,790,163     7,490,754
                                                              -----------   -----------   -----------  ------------

TOTAL LIABILITIES AND EQUITY                                  $16,423,249   $21,895,141   $19,247,245   $21,645,830
                                                              ===========   ===========   ===========  ============



The accompanying notes are an integral part of these financial statements.

                              OBLIO TELECOM L.L.P.

                              STATEMENTS OF INCOME
              For the Years Ended December 31, 2004, 2003 and 2002


                                             Six months
                                             ended June
                                              30, 2005
                                            (Unaudited)        2004            2003             2002
                                           -------------   -------------   -------------   -------------

REVENUE                                    $  56,040,797   $ 146,872,941   $ 163,662,257   $ 191,163,812

COST OF REVENUE                               51,446,221     134,867,700     148,676,395     172,716,801
                                           -------------   -------------   -------------   -------------

            Gross profit                       4,594,576      12,005,241      14,985,862      18,447,011
                                           -------------   -------------   -------------   -------------

GENERAL AND ADMINISTRATIVE EXPENSES              759,137       1,595,091         922,548       2,348,712
                                           -------------   -------------   -------------   -------------

            Income from operations             3,835,439      10,410,150      14,063,314      16,098,299
                                           -------------   -------------   -------------   -------------

OTHER INCOME (EXPENSE)
            Interest income                      145,123         131,789         121,285         316,355
            Other income (expense)                26,683          46,628          55,679          (1,086)
                                           -------------   -------------   -------------   -------------
    Total other income (expense)                 171,806         178,417         176,964         315,269
                                           -------------   -------------   -------------   -------------

Net income before income taxes                 4,007,245      10,588,567      14,240,278      16,413,568
                                           -------------   -------------   -------------   -------------

Current provision for state income taxes               -               -         614,869         688,818
                                           -------------   -------------   -------------   -------------

NET INCOME                                 $   4,007,245   $  10,588,567   $  13,625,409   $  15,724,750
                                           =============   =============   =============   =============


The accompanying notes are an integral part of these financial statements.

                              OBLIO TELECOM L.L.P.

                              STATEMENTS OF EQUITY
              For the Years Ended December 31, 2004, 2003 and 2002


                                                            Common
                                             -----------------------------     Retained         Partners          Total
                                                  Shares         Amount         Earnings         Capital         Equity
                                              -------------   -------------   -------------   -------------   -------------
Balance at December 31, 2001                         1,000    $      1,000    $ 12,497,004    $          -    $ 12,498,004

Net income                                               -               -      15,724,750               -      15,724,750

Distributions                                            -               -     (20,732,000)              -     (20,732,000)
                                              -------------   -------------   -------------   -------------   -------------

Balance at December 31, 2002                         1,000           1,000       7,489,754               -       7,490,754

Conversion to limited liability partnership         (1,000)         (1,000)     (7,489,754)      7,490,754               -

Net income                                               -               -               -      13,625,409      13,625,409

Distributions                                            -               -               -     (17,326,000)    (17,326,000)
                                              -------------   -------------   -------------   -------------   -------------

Balance at December 31, 2003                             -               -               -       3,790,163       3,790,163

Net income                                               -               -               -      10,588,567      10,588,567

Distributions                                            -               -               -      (4,000,000)     (4,000,000)
                                              -------------   -------------   -------------   -------------   -------------

Balance at December 31, 2004                             -               -               -      10,378,730      10,378,730

Net income (unaudited)                                   -               -               -       4,007,245       4,007,245

Distributions (unaudited)                                -               -               -      (6,400,000)     (6,400,000)
                                              -------------   -------------   -------------   -------------   -------------

Balance at June 30, 2005 (unaudited)                     -    $          -    $          -    $  7,985,975    $  7,985,975
                                              =============   =============   =============   =============   =============

The accompanying notes are an integral part of these financial statements.

                              OBLIO TELECOM L.L.P.

                            STATEMENTS OF CASH FLOWS
              For the Years Ended December 31, 2004, 2003 and 2002

                                                            Six Months
                                                            ended June
                                                            30, 2005
                                                           (Unaudited)      2004             2003             2002
                                                         ------------    ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                             $  4,007,245    $ 10,588,567    $ 13,625,409    $ 15,724,750
  Adjustments to reconcile net income to net
    cash provided by operating activities:
  Depreciation and amortization                                 4,530          12,515          16,721          28,705
  Net change in:
    Accounts receivable                                     1,914,436         476,016      (2,052,732)      3,244,786
    Prepaid expenses                                          (16,800)          5,700          (5,700)         (2,009)
    Inventory                                                 (56,150)        221,156         178,046         (90,365)
    Due from related party                                    (13,626)        (89,525)       (104,301)            -
    Accounts payable and accrued liabilities               (3,079,137)     (3,940,671)      1,302,006      (5,300,031)
                                                          ------------    ------------    ------------    ------------
      Net cash provided by operating activities             2,760,498       7,273,758      12,959,449      13,605,836
                                                          ------------    ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of investments                        10,475,000       4,775,000      15,000,000             -
  Purchases of investments                                (10,100,000)     (6,475,000)     (7,000,000)    (15,000,000)
  Purchases of property and equipment                          (2,228)        (25,603)         (9,745)        (26,443)
                                                         ------------    ------------    ------------    ------------
      Net cash provided (used) in investing activities        372,772      (1,725,603)      7,990,255     (15,026,443)
                                                         ------------    ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Distributions to partners                                (6,400,000)     (4,000,000)    (17,326,000)    (20,732,000)
                                                         ------------    ------------    ------------    ------------
      Net cash used in financing activities                (6,400,000)     (4,000,000)    (17,326,000)    (20,732,000)
                                                         ------------    ------------    ------------    ------------

NET INCREASE (DECREASE) IN CASH
     AND CASH EQUIVALENTS                                  (3,266,730)      1,548,155       3,623,704     (22,152,607)

CASH AND CASH EQUIVALENTS
          beginning of year                                 5,171,859       3,623,704             -        22,152,607
                                                         ------------    ------------    ------------    ------------

CASH AND CASH EQUIVALENTS
          end of year/periodr                            $  1,905,129    $  5,171,859    $  3,623,704    $          -
                                                         ============    ============    ============    ============

SUPPLEMENTAL DISCLOSURES
          Income taxes paid                              $          -    $    614,869    $    688,818    $    593,395
                                                         ============    ============    ============    ============

                          NOTES TO FINANCIAL STATEMENTS
              For the Years Ended December 31, 2004, 2003 and 2002


NOTE A. BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment
----------------------

Property and equipment is stated at cost and depreciated using the double-declining method over the estimated useful life of the depreciable assets ranging from 5 to 7 years. Maintenance and repairs are expensed as incurred. Replacements and acquisitions are capitalized. Leasehold improvements are amortized using the double-declining method over the shorter of the remaining term of the lease or the estimated useful life of the asset.

Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flow expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Income Taxes
------------

Currently the Company is not a tax paying entity for federal and state income tax purposes, and accordingly, no income tax expense has been recorded in the financial statements since it became a limited partnership in December, 2003. Prior to December, 2003, the Company was an S-corporation and was not subject to federal income taxes. The Company utilized the asset and liability approach in accounting for state income taxes. Deferred income tax assets and liabilities were computed annually for differences between the financial and tax basis of assets and liabilities that would result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences were expected to affect taxable income. State income tax expense was the tax payable for the period plus or minus the change during the period in deferred tax assets and liabilities. There were no significant timing differences for 2003 or 2002. The Company's federal taxable income is included in the partners' respective income tax returns.

Revenue Recognition
-------------------

Revenues are recorded at the time prepaid phone cards are shipped or when prepaid wireless services are activated and are reported net of returns and discounts. Costs of revenues, which are the costs the Company negotiates for prepaid phone services, are recorded at the same time corresponding revenues are recognized.

Use of Estimates and Assumptions
--------------------------------

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

                          NOTES TO FINANCIAL STATEMENTS
              For the Years Ended December 31, 2004, 2003 and 2002


NOTE B. PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2004, 2003 and 2002:

                                              2004        2003         2002
                                           ----------------------------------
Office equipment, furniture and fixtures   $   74,595  $  69,533   $  61,439
Software                                       42,808     42,808      41,158
Leasehold improvements                          4,563      4,563       4,563
                                           ----------------------------------
                                              121,966    116,904     107,160
Less accumulated depreciation and
 amortization                                (105,263)   (96,080)    (79,360)
                                           ----------------------------------
Net property and equipment                 $   16,703  $  20,824   $  27,800
                                           ----------------------------------


Total depreciation and amortization expense for the years ended December 31, 2004, 2003 and 2002 was $12,514, $16,720 and $28,705, respectively.



NOTE C. CONCENTRATIONS

Financial instruments which potentially expose the Company to credit loss include uncollateralized trade accounts receivable. Management evaluates accounts receivable balances on an on-going basis and provides allowances as necessary for amounts estimated to be uncollectible. In the event of complete non-performance of accounts receivable, the maximum exposure to the Company is the amount recorded on the balance sheet at the date of non-performance. Cash maintained in financial institutions may, at times, exceed Federal Deposit Insurance Corporation insured amounts. The Company monitors these accounts and does not believe any undue risk is present.

A substantial portion of the Company's cost of revenues for the years ended December 31, 2004, 2003 and 2002 comes from purchases made from one vendor. The purchases from this vendor for the year ended December 31, 2004, 2003 and 2002 amounted to $110,517,498, $144,484,212 and $170,751,538 respectively. Amounts payable to this vendor at December 31, 2004, 2003 and 2002 were $11,378,665, $14,446,800 and $11,293,767 respectively. The Company believes that there are other readily available vendors in the market.

Approximately 88% and 82% of total revenues for the Company came from sales to seven customers during the years ended December 31, 2004 and 2003, respectively. Approximately 69% of total revenues for the Company came from sales to six of those customers for the year ended December 31, 2002.


NOTE D. PARTNERSHIP AGREEMENT

In accordance with the certificate of limited partnership, the Company's income or loss is allocated based on each partners' ownership percentage.

                              OBLIO TELECOM L.L.P.

                          NOTES TO FINANCIAL STATEMENTS
              For the Years Ended December 31, 2004, 2003 and 2002


NOTE E. RELATED PARTY TRANSACTIONS

In May, 2003, the Company's partners formed Pinless, Inc. (Pinless), whose purpose is to sell prepaid phone cards over the Internet. The Company charges Pinless for office services it provides for Pinless. Revenues and accounts receivable from Pinless for the years ended and at December 31, 2004 and 2003 are as follows:

         2003 charges for office services                   $       85,846
         Expenses paid by Oblio for Pinless                         18,455
                                                            ---------------
         Accounts Receivable 2003                           $      104,301
                                                            ---------------
         2004 revenues from sales                                   66,718
         2004 charges for office services                           89,525
         Less payments                                             (66,718)
                                                            ---------------
         Accounts Receivable 2004                           $      193,826
                                                            ---------------


Because Pinless is in a startup phase of operations it has not yet generated sufficient cash flows to make payments on the amounts due the Company. The Company believes the balance is collectible and expects that Pinless will begin to make payments when it has generated sufficient cash flow to do so. This is not expected to occur within the next twelve months and therefore the amounts due are classified as long term assets on the accompanying financial statements.


NOTE F. OPERATING LEASES

The Company leases certain office and warehouse space under a noncancelable operating lease with an expiration date of April 30, 2007. The Company is permitted to continue to occupy the space after its expiration as a tenant at will. The Company's future minimum lease payments are as follows:

         2005                                     $ 45,588
         2006                                       44,310
         2007                                       14,770

Rental expense for the years ended December 31, 2004, 2003 and 2002 was $61,005, $60,303 and $59,578 respectively.


NOTE G. FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair value of financial instruments has been determined using available market information. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company would realize in a current market exchange.

Cash, cash equivalents, accounts receivable, and accounts payable are carried at cost, which approximates their fair value because of the short maturities of these instruments. The Company's short-term investments are reported at fair value which approximates cost.

                          NOTES TO FINANCIAL STATEMENTS
              For the Years Ended December 31, 2004, 2003 and 2002

NOTE G. FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

The following is a summary of cash, cash equivalents and short term investments.


                                                                December 31, 2004
                                      --------------------------------------------------------------
                                                             Gross           Gross
                                        Amortized         Unrealized      Unrealized     Estimated
                                          Cost               Gains         (Losses)      Fair Value
                                      -------------      ------------     -----------  -------------
Checking and savings                  $  4,871,893       $         -      $        -   $  4,871,893
Money market funds                         299,966                 -               -        299,966
Corporate debt securities                8,700,000                 -               -      8,700,000
                                      -------------      ------------     -----------  -------------
                                      $ 13,871,859       $         -      $        -   $ 13,871,859
                                      =============      ============     ===========  =============

Included in:
  Cash and cash equivalents                                                            $  5,171,859
  Short-term investments                                                                  8,700,000
                                                                                       -------------
                                                                                       $ 13,871,859
                                                                                       =============

                                                                December 31, 2003
                                      --------------------------------------------------------------
                                                             Gross          Gross
                                        Amortized         Unrealized      Unrealized     Estimated
                                          Cost               Gains         (Losses)      Fair Value
Checking and savings                  $  3,623,704       $         -      $         -  $  3,623,704
Corporate debt securities                7,000,000                 -                -     7,000,000
                                      -------------      ------------     ------------ -------------
                                      $ 10,623,704       $         -      $         -  $ 10,623,704
                                      =============      ============     ============ =============

Included in:
  Cash and cash equivalents                                                            $  3,623,704
  Short-term investments                                                                  7,000,000
                                                                                       -------------
                                                                                       $ 10,623,704
                                                                                       =============

                                                                December 31, 2002
                                      ----------------------------------------------------------------
                                                             Gross            Gross
                                        Amortized          Unrealized       Unrealized    Estimated
                                          Cost                Gains         (Losses       Fair Value
Checking and savings                  $          -       $         -      $         -  $           -
Corporate debt securities               15,000,000                 -                -     15,000,000
                                      -------------      ------------     ------------ --------------
                                      $ 15,000,000       $         -      $         -  $  15,000,000
                                      =============      ============     ============ ==============

Included in:
  Cash and cash equivalents                                                            $           -
  Short-term investments                                                                  15,000,000
                                                                                       --------------
                                                                                       $  15,000,000
                                                                                       ==============

                              OBLIO TELECOM L.L.P.

                          NOTES TO FINANCIAL STATEMENTS
              For the Years Ended December 31, 2004, 2003 and 2002



NOTE G. FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

Contractual maturities of available-for-sale debt securities at December 31, 2004, 2003 and 2002, are as follows:

                                       2004            2003            2002
                                  ----------------------------------------------
    Within one year               $           -   $           -   $           -
    1-5 years                                 -               -       5,000,000
    5-10 years
    After 10 years                    8,700,000       7,000,000      10,000,000
                                  ----------------------------------------------
                                  $   8,700,000   $   7,000,000    $ 15,000,000
                                  ----------------------------------------------


Actual maturities may differ from contractual maturities because some borrowers have the right to call or prepay obligations with or without call or prepayment penalties.


NOTE H. SUBSEQUENT EVENTS

Pending settlement of claims for refund of excess federal telecommunications
----------------------------------------------------------------------------
excise tax
----------

Since its inception, the Company has paid federal excise taxes (FET) of 3% of revenues generated from communications services provided to its customers. This tax is included in the Company's cost of sales. Recently, several courts have ruled that this tax does not apply to services that are not based on time and distance. Because the Company's services are based only on time, it believes that it may not be subject to the tax and through December 31, 2004, has filed claims for refunds totaling $6,210,880. The Company believes that it may have additional claims that have not been filed for yet. Because the settlement of these claims is uncertain, these amounts have not been recorded in the accompanying financial statements and will only be recorded if and when the claims are settled.

Pending Acquisition

The Company is currently in negotiations to be acquired by another company. This transaction is expected to be completed during July of 2005.

b) PRO FORMA FINANCIAL INFORMATION

Background

     On August 12, 2005, Ventures-National Incorporated d/b/a Titan Gneral Holdings, Inc. (the "Company") completed the acquisition from Farwell Equity Partners, LLP, a Delaware limited liability company ("Farwell"), of all the issued and outstanding shares of common stock of Oblio Telecom, Inc. ("Oblio"). In consideration for the common stock of Oblio and for Farwell's efforts in acquiring Oblio's assets and obtaining the accompanying financing for the transaction, the Company issued to Farwell 66,000,000 shares of common stock of the Company.

     The acquisition of the Oblio shares occurred immediately following the completion of the acquisition by Oblio of substantially all the assets (the "Oblio Assets") of Oblio Telecom, L.L.P., a Texas limited liability company ("Oblio Texas"), in total consideration of $30,500,000 (primary purchase price), consisting of $19,000,000 in cash, the issuance of 9,000 shares of Oblio's Series A Cumulative Convertible Preferred Stock (the "Preferred Stock") with an initial stated value of $9,000,000, and the issuance of an 18-month promissory note in the principal amount of $2,500,000 (the "Promissory Note"). In addition, the Company issued to Sammy Jibrin and Radu Achiriloaie, the owners of Oblio Texas (the "Owners"), 375,000 shares of its common stock, par value $0.001 (the "Common Stock"). Of the cash portion, $1,000,000 will be held in escrow for a period of up to 50 days and released to Oblio Texas upon certification that as of the day immediately preceeding the closing of the acquisition, Oblio's current liabilities were less than its current assets. Of the cash paid in connection with the acquisition, approximately $16,217,000 was financed by means of a Credit Facility from CapitalSource Finance LLC ("CapitalSource"). The
CapitalSource credit facility consisted of a $15,000,000 revolving credit facility, a $5,000,000 senior term loan (the "Term Loan A") and a $6,400,000 senior term loan (the "Term Loan B"). Approximately $16,217,000 was borrowed upon the closing of the transaction. In connection with the execution of the Credit Facility, the Company paid CapitalSource a commitment fee of $264,000. In addition, CapitalSource received an aggregate of 1,250,000 shares of the Company's common stock.

     The acquisition is being accounted for as a purchase of the Oblio Assets by the Company, and the Company has allocated the purchase price based on a preliminary estimate of the fair value of assets acquired and liabilities assumed. The Company is in the process of obtaining a business valuation of the Oblio Assets to assist with the final purchase price allocation.

A summary of the primary purchase price is as follows:

            Cash to sellers                     $  19,000,000
            Preferred Stock to sellers              9,000,000
            Note payable to sellers                 2,500,000
                                                --------------
                Total purchase price            $  30,500,000
                                                ==============
The sources of the purchase price including the $415,000 transaction costs incurred are as follows:

            Cash remaining in Oblio             $   3,520,000
            CapitalSource debt proceeds
                Term Loan A                         5,000,000
                Term Loan B                         6,400,000
                Revolving credit facility           4,495,000
            Note payable to sellers                 2,500,000
            Preferred Stock to sellers              9,000,000
                                                --------------
                To sources of purchase price    $  30,915,000
                                                ==============

The preliminary purchase price allocation is as follows:

            Cash                                $   3,520,000
            Accounts receivable                     5,596,000
            Accounts payable                       (9,116,000)
            Other tangible assets                     110,000
            Excess of purchase price over
               net assets acquired                 30,805,000
                                                --------------
                  Total purchase price          $  30,915,000
                                                ==============

The total amount borrowed against the CapitalSource facility on August 12, 2005 was as follows:

            Cash consideration for acquisition  $  19,000,000
            Cash retained in business              (3,520,000)
            Payment for debt fees                     230,000
            Payment of acquisition costs              357,000
            Beginning working cash                    150,000
                                                --------------
                  Total borrowings              $  16,217,000
                                                ==============


CapitalSource Financing
-----------------------

     The revolving line has a three-year term and carries and interest rate of prime plus one percent with a minimum of 6.50% and is payable monthly in arrears. The principal is due at the end of the term. Prepayments of principal are subject to penalty. The amounts available from time to time under the Revolving Loan are determined by the value of Oblio's eligible receivables and inventory.

     The Term Loan A and the Term Loan B have a term of 15 months and are amortized on a straight line basis over 24 months with a balloon payment due at the end of the term, if necessary. Both loans carry an interest rate of prime plus four percent. Principal and interest payments are payable monthly in arrears. Both term loans may be prepaid without penalty. On a monthly basis, 100% of Oblio's excess cash flow will be applied equally to repayment of the Term Loan A and the Term Loan B.

     As security for its obligations under the credit Agreement, Oblio pledged all of its assets and accounts receivable to CapitalSource. In addition, the Company pledged its stock in Oblio. As furthur security for Oblio's obligations under the Term Loan B only, Farwell pledged from its portfolio of publicly traded securities with a fair market value of approximately $12.6 million. David Marks, the Company's Chairman, is the sole managing member of Farwell.

Preferred Stock
---------------

     The Preferred Stock consists of four tranches, the first one of which includes 3,000 shares of Preferred Stock and each one of the others include 2,000 shares with an initial stated value of $1,000 per share, subject (except in the case of the first tranche) to reduction in the event Oblio fails to meet certain EBITDA targets. Holders of the Preferred Stock are entitled to preferential cash dividends out of the Company's funds at an annual rate of 3% of the then current stated value. Oblio may redeem the Preferred Stock at any time at a premium of 105%, 110% and 115% of the then stated value (plus accrued and unpaid dividends) during the first, second and third year after issuance of the Preferred Stock, respectively. All shares of Preferred Stock must be redeemed on the third anniversary of issuance. Commencing on each of the three anniversaries following the issuance of the Preferred Stock, each of the second, third and fourth tranche of Preferred Stock is convertible into a number of shares of Common Stock equal to the then stated value (plus accrued and unpaid dividends) divided by $1.50 (the "Conversion Price"). The Conversion Price is subject to adjustments as a result of, among other things, stock splits and reclassifications and contains the usual anti-dilution provisions. The Company has undertaken to register the shares of Common Stock issuable upon conversion of the Preferred Stock.

Laurus Debt Amendment
---------------------

     In connection with the transaction, the Company amended the terms of the registration rights agreement dated as of November 20, 2003 (the "Registration Rights Agreement") with Laurus Master Fund, Ltd. ("Laurus") and certain financial instruments for the benefit of Laurus as follows:

     1. The Fixed Conversion Price under that certain minimum borrowing note dated November 20, 2003 (the "November 2003 Revolving Note"), that certain convertible term note dated November 20, 2003 (the "November 2003 Term Note"), and that certain convertible term note dated March 30, 2004 (the "November 2003 MB Note," together with the November 2003 Revolving Note and the November 2003 Term Note, the "Notes"), was increased from $0.40 per share to $1.50 per share; 2. Until March 1, 2006, the Company's prepayment penalties under the Notes will be equal to 5% of any principal amount prepaid; after March 1, 2006, the Company's prepayment penalties will be equal to the amounts called for under the Notes;

     3. The maturity date of the November 2003 Revolving Note and the November 2003 MB Note, together with the loan and security agreement related thereto, will be extended until August 12, 2008;

     4. The minimum monthly principal payment pursuant to the March 2004 Term Note will be $25,000 per month from October 1, 2005, together with accrued interest thereon, from September 1, 2005 through February 1, 2006, and $215,000 per month, together with accrued interest thereon, from March 1, 2006 through March 1, 2007, with any balance paid with the final payment;

     5. The minimum monthly principal payment pursuant to the November 2003 Term Note will be $25,000 per month from October 1, 2005, together with accrued interest thereon, from September 1, 2005 through February 1, 2006, and $150,000 per month, together with accrued interest thereon, from March 1, 2006 through November 1, 2006, with any balance paid with the final payment;

     6. The Company will be permitted to immediately borrow all funds available pursuant to the loan and security agreement between the Company and Laurus dated as of November 20, 2003 and the over-advance amendment thereto dated as of April 4, 2005. The collateral pledged by Farwell in support of such over-advance facility will continue to be pledged to Laurus until such time as the over-advance facility is indefeasibly repaid in full;

     7.   All warrants previously issued to Laurus were cancelled; and

     8. The Registration Rights Agreements was amended to provide that a registration statement covering the resale of the securities issuable upon conversion of the Notes, together with 2,500,000 shares of the Company's common stock issued to Laurus in connection with this amendment, shall be declared effective by the Securities and Exchange Commission no later than 90 days following the closing date of the acquisition of Oblio by the Company. Such registration statement shall also be permitted to include: (i) the shares of Common Stock issuable upon conversion of the Preferred Stock; (ii) 375,000 shares of Common Stock issued to the former owners of Oblio; (iii)1,250,000 shares of Common Stock issued to CS Equity, an affiliate of CapitalSource; (iv) 500,000 shares of common stock issued to a consultant in connection with the acquisition.


Accounting for Common Stock Issued in Connection with the Acquisition of Oblio
------------------------------------------------------------------------------

     In determining the fair value of the Company's common stock issued in connection with the acquisition of Oblio, the Company used $0.2245 per share, which represents the average closing price of the stock for the five trading days preceding the announcement of the acquisition through the five succeeding trading days following the announcement. A summary of the shares of common stock issued is as follows:

            Farwell                            66,000,000
            Laurus                              2,500,000
            CS Equity LLC                       1,250,000
            Capital Solutions Group               125,000
            Sellers                               375,000
            Consultant                            500,000
                                             ------------
                 Total shares issued           70,750,000
                                             ============

     The value of the shares issued in connection with the CapitalSource financing and the Laurus debt amendment were recorded as capitalized loan fees. The value of the shares issued in connection with the acquisition of Oblio was recorded as additional purchase price consideration.

     The 66,000,000 shares of the Company's common stock were issued to Farwell in exchange for the total outstanding shares of Oblio and for the following efforts: (1) Farwell's assistance in identifying Oblio as an acquisition candidate and structuring the acquisition, (2) Farwell's arranging for the CapitalSource financing, and (3) providing collateral in the form of marketable equity securities for the CapitalSource Term Loan B. Therefore, the Company allocated the total value of the 66,000,000 shares of common stock between the investment banking services provided by Farwell and the services related to obtaining the CapitalSource debt. In order to estimate the fair value of the investment banking services, the Company used the Lehman formula which resulted in $504,900 being recorded as investment banking services related to the acquisition of Oblio and therefore additional purchase price consideration. The remaining fair value of the shares of common stock, $14,312,100, was considered to be capitalized loan fees related to the CapitalSource debt.

     The modification to the Laurus debt, including the change in the debt term and the exchange of the 2,500,000 shares of the Company's common stock for the warrants held by Laurus, was recorded in accordance with the convertible debt modifications rules. The Company determined that, based on the net present values of the original and amended cash flows related to the debt, the amended debt was not "substantially different." Therefore, there was no change to the carrying value of the original debt. Additionally, the Company determined that there was no incremental intrinsic value as a result of the amendment to the conversion price of the debt. The fair value of the 2,500,000 shares of the Company's common stock issued to Laurus was considered a fee paid to Laurus in exchange for the modification and will be amortized over the remaining debt term. The value of this stock was determined in accordance with the accounting rules related to the exchange of equity instruments. Therefore, these shares were valued based on the remaining unamortized carrying value of the cancelled warrants of $741,000 plus or minus the amount by which the fair value of the common stock issued at the weighted average price of $0.2245, or $561,250, exceeded or was less than the fair value of the cancelled warrants immediately prior to the exchange, or $685,400. The fair value of the warrants was determined using the Black-Scholes option pricing model. Based on this, the total value assigned to the stock was $616,850.

     The remaining 2,250,000 shares, or $505,125, were recorded based on their respective roles in the transaction resulting in 1,250,000 shares or $280,625 allocated to capitalized loan fees and 1,000,000 shares or $224,500 allocated to additional purchase price consideration.

A summary of th e Company's common stock issued and the related accounting treatment is as follows:

                                          Purchase  Capitalized
                              Shares       Price     Loan Fees         Total

Farwell                   66,000,000   $  504,900  $14,312,100     $14,817,000
Laurus                     2,500,000          -        616,850         616,850
CS Equity LLC              1,250,000          -        280,625         280,625
Capital Solutions Group      125,000       28,062          -            28,062
Sellers                      375,000       84,188          -            84,188
Consultant                   500,000      112,250          -           112,250
                          ----------   ----------   ----------     -----------
     Total                70,750,000   $  729,400  $15,209,575     $15,938,975
                          ==========   ==========   ==========     ===========


     The accompanying pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations which would actually have been reported had the acquisition been in effect during the periods presented, or which may be reported in the future. The accompanying pro forma information should be read in conjunction with the historical financial statements and related notes thereto for Ventures-National Incorporated d/b/a Titan General Holdings, Inc. and for Oblio Telecom, LLP that have been filed as part of this Form 8-K/A. The Company purchased Oblio for $31,644,000 (including cash transaction costs of $415,000 and $729,000 value of common stock allocated to the purchase price) on August 12, 2005. The proforma balance sheet presented below is as of May 31, 2005 and may not be indicative of the actual purchase price allocation.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  MAY 31, 2005
                       (in thousands except share amounts)

                                      Titan General      Oblio       Items not                                            Pro Forma
                                        Holdings,      Telecom,      Purchased   Purchase &             Stock              Balance
                                          Inc.            Inc.          (1)      Financing             Issued               Sheet
                                       ----------      ----------    ----------  ----------           ----------         ----------
Current assets:
Cash and cash equivalents              $      299      $   11,356    $   (7,149) $   (4,057)(2)       $        -         $      449
Accounts receivable                         3,008           5,807             -           -                    -              8,815
Inventory, net                                626              91             -           -                    -                717
Prepaid expenses and other current             98             205          (205)          -                    -                 98
                                       ----------      ----------    ----------  ----------           ----------         ----------
Total current assets                        4,031          17,459        (7,354)     (4,057)                   -             10,079
Equipment and improvements, net             2,346              14             -           -                    -              2,360
Intangible assets, net                          7              17           (17)          -                    -                  7
Excess of Purchase Price over
 net Assets Acquired                            -               -             -      30,805 (2,3)            729 (6)         31,534
Capitalized loan fees, net                    255               -             -         381 (3)           15,210 (6,7)       15,846
Other asset                                   305               5             -           -                    -                310
                                       ----------      ----------    ----------  ----------           ----------         ----------
   Total assets                        $    6,944      $   17,495    $   (7,371) $   27,129           $   15,939         $   60,136
                                       ==========      ==========    ==========  ==========           ==========         ==========
Current liabilities:
Current portion of long-term debt      $    1,147      $        -    $        -  $    3,800 (2,3)     $       93 (7)     $    5,040
Line of credit                                927               -             -       4,229 (2,3,4)          648 (7)          5,804
Short term debt                               777               -             -           -                    -                777
Accounts payable - trade                    1,288          10,108             -           -                    -             11,396
Accrued liabilities                         1,576              16             -         202 (5)                -              1,794
                                       ----------      ----------    ----------  ----------           ----------         ----------
 Total current liabilities                  5,715          10,124             -       8,231                  741             24,811
Long-term debt                                  -               -             -      10,100 (2)                -             10,100
Convertible preferred stock                     -               -             -       9,000 (2)                -              9,000
                                       ----------      ----------    ----------  ----------           ----------          ---------
 Total Liabilities                          5,715          10,124             -      27,331                  741             43,911
                                       ----------      ----------    ----------  ----------           ----------          ---------
Common stock                                   25               -             -           -                   71 (6,7)           96
Additional Paid in Capital                 20,927               -             -           -               15,127 (6,7)       36,054
Deferred compensation                         (19)              -             -           -                    -                (19)
Partner's capital                               -           3,974        (3,974)          -                    -                  -
Retained earnings/(Accumulated
deficit)                                  (19,704)          3,397        (3,397)       (202)(5)                -            (19,906)
                                       ----------      ----------    ----------  ----------           ----------          ---------
Total stockholders' equity                  1,229           7,371        (7,371)       (202)              15,198             16,225
                                       ----------      ----------    ----------  ----------           ----------          ---------
Total liabilities and Stockholders'
equity                                 $    6,944      $   17,495    $   (7,371) $   27,129           $   15,939          $  60,136
                                       ==========      ==========    ==========  ==========           ==========          =========

(1) Assets purchased do not include certain cash, other assets and the equity portion of Oblio Telecom, LLP's balance sheet.
(2) Purchase price of $30,500 was financed in part by the incurrence of debt from (1) CapitalSource of $5,000 Term Loan A, $6,400 Term Loan B, $15,000 revolver of which $3,283 was drawn down upon the closing of the transaction; and (2) $2,500 loan from the sellers. The purchase price financing also included 9,000 shares preferred stock of Oblio Telecom, Inc. (a wholly owned subsidiary) valued at $9,000 convertible into common shares of the Company's common stock at $1.50 per share with a 3% cumulative preferred dividend and a $4,317 cash difference between the accounts receivable of $5,807 and the accounts payable and accrued expenses of $10,124. The Company also purchased $110 in net tangible assets
(3) Includes $415 of transaction costs incurred in the purchase and $381 related to the financing of the acquisition, including $264 paid to CapitalSource as a commitment fee.
(4)  Includes additional borrowing to provide beginning working capital of $150.
(5) Includes provision for accrued dividends on preferred stock issued as part of the acquisition as if the acquisition had occurred as of September 1, 2004 at 3% per annum.
(6) Includes the issuance of 68,250,000 shares of stock at $0.2245 per share (average fair market value) to the following entities/individuals: Farwell Equity Partners, LLP 66,000,000 shares; CS Equity LLC 1,250,000 shares; Kurt Jensen 500,000 shares, sellers 375,000 shares; and Capital Solutions Group 125,000 shares.
(7) Represents the remaining unamortized discounts ($741) associated with the cancelled Laurus warrants and the equity exchange of warrants for 2,500,000 shares of common stock.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         NINE MONTHS ENDED MAY 31, 2005
               (in thousands, except share and per share amounts)

                                                      Titan General      Oblio            ProForma                     Pro Forma
                                                      Holdings, Inc.   Telecom, Inc       Adjustments                   Combined
                                                      -------------    ------------       -----------                ------------
Net sales                                              $     12,430    $     94,845                                  $    107,275
Cost of sales                                                11,586          87,310                                        98,896
                                                       ------------    ------------                                  ------------
Gross profit                                                    844           7,535                                         8,379
Operating expenses                                            2,947             506                                         3,453
                                                       ------------    ------------                                  ------------
Income (loss) from operations                                (2,103)          7,029                                         4,926
Interest and other income/(expense),                              2             209       $       (209)  (1)                    2
net                                                          (1,991)            -               (4,150)  (2,3,4,5)         (6,141)
                                                                       ------------       ------------               ------------
Interest expense                                             (4,092)          7,238             (4,359)                    (1,213)
Income (loss) before provisions for taxes                         -               -                  -   (6)                    -
                                                                       ------------       ------------               ------------
Provisions (benefit) for income taxes                        (4,092)          7,238             (4,359)                    (1,213)
Income (loss)                                                     -               -               (202)  (7)                 (202)
                                                                       ------------       ------------               ------------
Deemed dividend on preferred stock                     $     (4,092)   $      7,238       $     (4,561)              $     (1,415)
                                                       =============   ============       ============               ============
Income (loss) applicable to common shareholders

Net income (loss) per share:
    Basic                                              $      (0.17)                                                $      (0.01)
                                                       =============                                                =============
    Diluted                                            $      (0.17)                                                $      (0.01)
                                                       =============                                                =============

Weighted average number of common and common
equivalent shares outstanding:
    Basic                                                24,745,093                                                    95,495,093(8)
                                                         ==========                                                 =============
    Diluted                                              24,745,093                                                    95,495,093(8)
                                                         ==========                                                 =============

(1) Reduces the interest income earned on investments and other cash deposits not purchased by the Company.
(2) Includes interest expense ($1,262) on debt issued to finance the acquisition of Oblio Telecom, LLP. Acquisition at an assumed weighted average interest rate of 9.50%.
(3) Includes amortization of capitalized loan costs ($2,919) incurred in the financing of the Oblio acquisition of $14,593 over the 15 month life of the CapitalSource debt. This is the remaining amount as the initial twelve month amortization has been included in the pro forma for the twelve month period ended August 31, 2004 indicated below.
(4) Includes the amortization ($154) of the capitalized loan fees related to the 2,500,000 shares of common stock issued to Laurus as part of the amendment to the loan agreement which occurred on August 12, 2005.
(5) Includes the reduction of amortization ($185) related to the debt discount associated with the cancelled Laurus warrants.
(6) Does not include any tax affect since the Company believes they will be able to utilize the existing net operating loss carryforwards that have been generated in the prior years to offset any taxable income.
(7) Includes the provision for the cumulative preferred stock dividend at a rate of 3% annually.
(8) Includes the effect of the 68,250,000 shares issued as part of the purchase of Oblio Telecom, L.L.P. and the 2,500,000 shares issued to Laurus as part of their refinancing as if the acquisition and refinancing had occurred prior to September 1, 2003 (the beginning of our last complete fiscal year). Does not include the dilutive affect of 1,045,000 options since the options are anti- dilutive.

                                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                                 TWELVE MONTHS ENDED AUGUST 31, 2004
                                         (in thousands, except share and per share amounts)

                                                       Titan General          Oblio            ProForma              Pro Forma
                                                      Holdings, Inc.       Telecom, Inc       Adjustments            Combined
                                                        -----------       -----------        ------------          -----------
Net sales                                                 $  16,367      $    151,678                              $  168,045
Cost of sales                                                14,604           139,246                                 153,850
                                                        -----------       -----------                              -----------
Gross profit                                                  1,763            12,432                                  14,195
Operating expenses                                            6,020             1,328                                   7,348
                                                        -----------       -----------                              -----------
Income (loss) from operations                                (4,257)           11,104                                   6,847
Interest and other income/(expense),                            201               123        $      (123) (1)             201
net                                                          (3,346)                -            (13,405) (2,3,4,5)   (16,751)
                                                        -----------       -----------        ------------          -----------
Interest expense                                             (7,402)           11,227            (13,528)              (9,703)
Income (loss) before provisions for taxes                         -                 -                  - (6)                -
                                                        -----------       -----------        ------------          -----------
Provisions (benefit) for income taxes                        (7,402)           11,227            (13,528)              (9,703)
Income (loss)                                                     -                 -               (270)(7)             (270)
                                                        -----------       -----------        ------------          -----------
Deemed dividend on preferred stock                      $   (7,402)       $    11,227        $   (13,798)            $ (9,973)
                                                        ===========       ===========        ============          ===========
Income (loss) applicable to common shareholders

Net income (loss) per share:
    Basic                                               $    (0.39)                                                  $  (0.11)
                                                        ===========                                                ===========
    Diluted                                             $    (0.39)                                                  $  (0.11)
                                                        ===========                                                ===========

Weighted average number of common and
common equivalent shares outstanding:
    Basic                                               18,879,605                                                 89,629,605(8)
                                                        ==========                                                 ============
    Diluted                                             18,879,605                                                 89,629,605(8)
                                                        ==========                                                 ============

(1) Reduces the interest income earned on investments and other cash deposits not purchased by the Company.
(2) Includes interest expense ($1,683) on debt issued to finance the acquisition of Oblio Telecom, LLP. Acquisition at an assumed weighted average interest rate of 9.50%.
(3) Includes amortization of capitalized loan costs ($11,674) incurred in the financing of the Oblio acquisition over the 15 month life of the CapitalSource debt.
(4) Includes the amortization ($253) of the capitalized loan fees related to the 2,500,000 shares of common stock issued to Laurus as part of the amendment to the loan agreement which occurred on August 12, 2005.
(5) Includes the reduction of amortization ($205) related to the debt discount associated with the cancelled Laurus warrants.
(6) Does not include any tax affect since the Company believes they will be able to utilize the existing net operating loss carryforwards that have been generated in the prior years to offset any taxable income.
(7) Includes the provision for the cumulative preferred stock dividend at a rate of 3% annually.
(8) Includes the effect of the 68,250,000 shares issued as part of the purchase of Oblio Telecom, L.L.P. and the 2,500,000 shares issued to Laurus as part of their refinancing as if the acquisition and refinancing had occurred prior to September 1, 2003. Does not include the dilutive affect of 1,045,000 options since the options are anti-dilutive.